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                   [ MUNGER, TOLLES & OLSON LLP LETTERHEAD ]

                                                                       EXHIBIT 5



                                             December 1, 1998



Berkshire Hathaway Inc.
NBH, Inc.
1440 Kiewit Plaza
Omaha, Nebraska  68131

     Re:  Registration Statement on Form S-3
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Gentlemen:

     We have acted as counsel to Berkshire Hathaway Inc., a Delaware corporation and NBH, Inc., a Delaware corporation (as applicable, the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by each of them with the Securities and Exchange Commission (the "Commission").

     The Registration Statement relates to the registration of 700,000 shares of Class B Common Stock, par value $.1667 per share (the "Shares") that may be issued from time to time under the Berkshire Hathaway Inc. 1998 Compensation Plan (the "Plan") by either (i) Berkshire Hathaway Inc., or, alternatively, (ii) NBH, Inc. as the successor corporation to Berkshire Hathaway Inc. in the event of the mergers of (a) Berkshire Hathaway Inc. with Wyllis Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of NBH, Inc. and (b) General Re Corporation, a Delaware corporation, with Steven Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of NBH, Inc., pursuant to that certain Agreement and Plan of Mergers, dated as of June 9, 1998, by and between Berkshire Hathaway Inc. and General Re Corporation, as described in the Registration Statement.

     We are familiar with the proceedings taken and to be taken by Berkshire Hathaway Inc. and NBH, Inc. in connection with the issuance of the Shares under the Plan and the authorization of such issuance thereunder and have also examined and are familiar with originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate in connection with this opinion, including, without limitation, (i) the Registration Statement, (ii) the Plan, (iii) the Restated Certificate of Incorporation of Berkshire Hathaway Inc., (iv) the Restated Certificate of Incorporation of NBH, Inc., (v) the By-Laws of Berkshire Hathaway Inc., (vi) the By-Laws of NBH, Inc., and (vii) resolutions adopted to the date hereof by the Board of Directors of Berkshire Hathaway Inc. relating to, among other things, the Plan. This opinion is delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photocopies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, other than those assumed, we have relied without independent verification upon the documents referred to above, the accuracy of factual
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MUNGER, TOLLES & OLSON LLP


Berkshire Hathaway Inc.
NBH, Inc.
December 1, 1998
Page 2



matters contained therein, and oral or written statements and representations of officers and other representatives of the Company and others, including public officials.

     We are members of the Bar of the State of California. This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States. We do not express any opinion as to the laws of any other jurisdiction or as to any other laws of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that upon the issuance and sale of the Shares in the manner contemplated by the Plan, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the Plan, such Shares will be legally issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                  /s/ Munger, Tolles & Olson LLP

                                 MUNGER, TOLLES & OLSON LLP